AGREEMENT

This Agreement (“Agreement”) is made and entered into as of the 26th day of June, 2018, by and among Putnam High Income Securities Fund (the “Fund”), Putnam Investment Management, LLC (“Putnam Management” and together with the Fund, the “Fund Parties”), Bulldog Investors, LLC (“Bulldog Investors”), the funds set forth on Appendix A to this Agreement for which an affiliate of Bulldog Investors serves as general partner (the “Bulldog Private Funds”), including Full Value Partners, L.P. (“Full Value Partners”), Steven Samuels, and each of Phillip Goldstein, Rajeev Das, Andrew Dakos, Richard Dayan, Gerald Hellerman, Ben Harris and Moritz Sell (together, the “Bulldog Nominees”). (Bulldog Investors, the Bulldog Private Funds, and Messrs. Goldstein, Dakos and Samuels are referred to herein as the “Bulldog Parties.”)

WHEREAS, Putnam Management is the investment adviser of the Fund;

WHEREAS, the Bulldog Parties and their affiliates (together, “Bulldog”), as of the date hereof, own or have discretion over (including the ability to participate in a tender offer and to release claims as provided herein) 15.37% of the common shares issued by the Fund (the outstanding common shares issued by the Fund being the “Fund Shares” and the Fund Shares which the Bulldog Parties own or over which they have discretion being the “Bulldog Fund Shares” (and the owners of the Fund Shares over which Bulldog can exercise discretion being the “Bulldog Accounts”));

WHEREAS, Full Value Partners submitted shareholder proposals to fix the number of Trustees at seven and nominate the Bulldog Nominees as Trustees of the Fund (the “Bulldog Nominations”) at the Fund’s 2018 annual meeting of shareholders (the “Meeting”);

WHEREAS, Full Value Partners also submitted a shareholder proposal to request that the Board of Trustees of the Fund authorize a self-tender offer for at least 50% of the outstanding Fund Shares at or close to net asset value (“Bulldog Tender Offer Proposal”);

WHEREAS, IVS Associates, Inc. (“IVS”) was appointed the independent inspector of election for the Meeting;

WHEREAS, Bulldog Investors submitted a challenge letter to IVS on June 4, 2018 in regard to its interpretation of a legal proxy submitted by BNY Mellon on behalf of First Trust Portfolios L.P. (the “First Trust Legal Proxy”);

WHEREAS, the Bulldog Parties have engaged in discussions (the “Discussions”) with the Fund Parties regarding the Bulldog Nominations, the Bulldog Tender Offer Proposal and potential alternatives;

WHEREAS, the Bulldog Parties and the Fund agree that the Fund should engage in a self-tender for Fund Shares, with the goal of affording all shareholders who are not affiliated with or advised by Bulldog an opportunity to sell all their Fund Shares at a price of not less than 99% of the net asset value of such Fund Shares (the “Tender Objective”); and

WHEREAS, the parties wish to resolve various other matters associated with the Fund.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. First Trust Legal Proxy. The Fund Parties agree not to object to the interpretation of the First Trust Legal Proxy set forth in Bulldog Investors’ June 4, 2018 challenge letter to IVS.

2. Transition. Putnam Management agrees to continue to serve as the Fund’s investment adviser under its management contract with the Fund (the “Fund’s Management Contract”) until July 23, 2018 (the “Transition”). During the Transition, Putnam Management agrees to reasonably cooperate with, and respond to reasonable inquiries from or on behalf of, the Bulldog Nominees, once elected as Trustees of the Fund. Following the Transition, Putnam Management will continue to provide reasonable assistance to facilitate the transition of the Fund’s custody, tax, sub-accounting and shareholder records to successor service providers.

3. Fund Name. The Bulldog Nominees, once elected as Trustees of the Fund, agree to promptly (and in any event prior to the conduct of any tender offer by the Fund) remove the reference to “Putnam” from the Fund’s name and make the necessary filings with the relevant state and regulatory authorities and the New York Stock Exchange to effectuate such name change.

4. Tender Offer. Bulldog agrees to recommend, and the Bulldog Nominees, once elected as Trustees of the Fund agree to conduct and complete, a tender offer (the “Tender Offer”) by the Fund as soon as practicable for at least 55% of the outstanding Fund Shares at a price of not less than 99% of the net asset value of such Fund Shares (with net asset value being measured as of the expiration date of the Tender Offer), such Tender Offer to be conducted in full compliance with applicable law. The Bulldog Parties, Bulldog Accounts and the Bulldog Nominees shall take no direct or indirect action to discourage participation in the Tender Offer by Fund shareholders. The Fund Parties will not make any public statements regarding the Tender Offer.

5. Participation by Bulldog in the Tender Offer. The Bulldog Parties shall each tender, and cause the Bulldog Accounts to tender, all of their Bulldog Fund Shares in the Tender Offer.

6. Participation by Other Shareholders in the Tender Offer. In order to meet the Tender Objective, each of the Bulldog Parties agrees that it will only tender its Fund Shares, and will use its discretion to ensure that the Bulldog Accounts only tender their Fund Shares, if (i) the Tender Offer is not oversubscribed and (ii) all Fund Shares tendered in the Tender Offer by shareholders other than the Bulldog Parties and the Bulldog Accounts will be accepted for payment by the Fund.

7. Action by Bulldog and Bulldog Nominees. Bulldog agrees to recommend, and the Bulldog Nominees, once elected as Trustees of the Fund, agree to take, any and all action necessary or appropriate to ensure full compliance by the Bulldog Parties and the Bulldog Accounts with their obligations and requirements in Section 5 and Section 6 hereof.

8. Amounts Due from the Fund to Bulldog and Bulldog Nominees. Bulldog and the Bulldog Nominees agree that any amounts payable directly or indirectly by the Fund to (i) any Bulldog Party or any Bulldog Nominee or affiliate of any such person or (ii) any investment adviser to the Fund other than Putnam Management or an advisor unaffiliated with Bulldog assigned to liquidate the Fund’s portfolio securities shall be held in escrow and not released unless Section 5 and Section 6 of this Agreement have been complied with or the Fund Shares trade at or above net asset value for ten consecutive trading days.

9. Release of Any Claims; Covenants Not to Sue.

(a) Each of the Bulldog Nominees, Bulldog Parties and Bulldog Accounts, on behalf of itself, its heirs, clients, beneficiaries, administrators, personal representatives, successors, assigns, parents, subsidiaries, shareholders, investors, affiliates, and predecessors, as applicable, in exchange for the agreements and other consideration in this Agreement, (i) does hereby compromise, settle, and absolutely, unconditionally, and fully release and forever discharge each of the Fund Parties and their current and former respective successors, subsidiaries, affiliates, employees, officers, directors, trustees, managers, agents, investors and shareholders, and each of their respective attorneys, administrators, personal representatives, insurers and assigns (together, the “Released Fund Parties”), of and from any and all claims, demands, debts, liens, obligations, fees and expenses (including attorneys’ fees and expenses related to any previously completed or ongoing litigation involving the parties), harm, injuries, liabilities, cause or causes of action, whether known or unknown, claimed or alleged, asserted or unasserted, either at law or in equity, whether direct or derivative, whether statutory, in contract or in tort, of any kind or character which it has, or owns, or may now or in the future have or own for any claims arising out of or relating in any way to the Fund, the Discussions, the Transition or the Meeting and (ii) acknowledges and agrees that it will not now or in the future bring, or cause or encourage any other party, including the Fund or a Bulldog Account, to bring, or assist or support any such party, even if directed by such party, in bringing, any claim, action, lawsuit, arbitration proceeding or other form of action against any of the Released Fund Parties, directly or indirectly, arising out of or in any way connected with any claim or potential claim referenced in sub-paragraph 9(a)(i) above, and that this Agreement is a bar to any such claim, action, lawsuit, proceeding or other form of action.

(b) Each of the Fund Parties, on behalf of itself, its heirs, clients, beneficiaries, administrators, personal representatives, successors, assigns, parents, subsidiaries, shareholders, investors, affiliates, and predecessors, as applicable, in exchange for the agreements and other consideration in this Agreement, (i) does hereby compromise, settle, and absolutely, unconditionally, and fully release and forever discharge each of the Bulldog Parties, Bulldog Nominees and Bulldog Accounts and their current and former respective successors, subsidiaries, affiliates, employees, officers, directors, trustees, managers, agents, investors and shareholders, and each of their respective attorneys, administrators, personal representatives, insurers and assigns (together, the “Released Bulldog Parties”), of and from any and all claims, demands, debts, liens, obligations, fees and expenses (including attorneys’ fees and expenses related to any previously completed or ongoing litigation involving the parties), harm, injuries, liabilities, cause or causes of action, whether known or unknown, claimed or alleged, asserted or unasserted, either at law or in equity, whether direct or derivative, whether statutory, in contract or in tort, of any kind or character which it has, or owns, or may now or in the future have or own for any claims arising out of or relating in any way to the Fund, the Discussions, the Transition or the Meeting and (ii) acknowledges and agrees that it will not now or in the future bring, or cause or encourage any other party to bring, or assist or support any such party, even if directed by such party, in bringing, any claim, action, lawsuit, arbitration proceeding or other form of action against any of the Released Bulldog Parties, directly or indirectly, arising out of or in any way connected with any claim or potential claim referenced in sub-paragraph 9(b)(i) above, and that this Agreement is a bar to any such claim, action, lawsuit, proceeding or other form of action.

(c) The Bulldog Parties, Bulldog Accounts and Bulldog Nominees, once elected as Trustees of the Fund, will not cause the Fund or any successor to the Fund to bring now or in the future any claim, action, lawsuit, arbitration proceeding or other form of action against any of the Released Fund Parties and that any such claim, action, lawsuit or other form of action shall be barred.

(d) The Bulldog Parties, Bulldog Accounts, Bulldog Nominees and Fund Parties acknowledge and agree that the releases and covenants provided in this Section 9 are in no way an admission or acknowledgment of any liabilities, claims or causes of action that one party may have against the other.

(e) The provisions of Section 9(a) and Section 9(b) shall not be deemed to preclude any claim by any party hereto alleging a breach of the terms of this Agreement.

10. No Disparagement. For a period of four (4) years from and after the date of this Agreement, Bulldog and the Bulldog Nominees, on the one hand, and the Fund Parties, on the other hand, shall refrain from directly or indirectly disparaging, impugning, or taking any action reasonably likely to damage the reputation of the other party or its employees or affiliates or the current and former Trustees or officers of the Fund. The foregoing shall not apply to any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

11. Injunctive Relief. Each party acknowledges that a breach of its obligations under this Agreement may result in irreparable harm to the other party for which monetary damages will not be sufficient. Each party hereto agrees that, in the event of a breach or threatened breach by the other party of its obligations under this Agreement, the non-breaching party shall be entitled, in addition to its other rights and remedies hereunder or at law, to injunctive or other equitable relief, and such further relief as may be proper from a court of competent jurisdiction, including specific performance of the obligations set forth in Sections 1 through 8, 10 and 12 of this Agreement.

12. Confidentiality. The parties agree to keep all terms of this Agreement confidential and shall not disclose them to any third party, except (i) for information provided to those of the parties’ attorneys, accountants, agents, or tax advisors who receive such information under an obligation to maintain it as confidential and agree to do so; (ii) for information requested by, or required to be provided to, regulators, including the U.S. Securities and Exchange Commission; (iii) the Fund may disclose the results of the Fund’s shareholder meeting in a press release, subject to review and approval by the Bulldog Parties not to be unreasonably withheld; (iv) the Bulldog Parties may disclose the results of the Fund’s shareholder meeting and discuss the Transition and the Tender Offer in a press release, subject to review and approval by the Fund Parties not to be unreasonably withheld; (v) the Bulldog Parties may disclose the subject matter of the Tender Offer to third parties, including to service providers and agents who may be engaged to assist in conducting the Tender Offer, before the Tender Offer is publicly announced; and (vi) Bulldog may make disclosures necessary to comply with all applicable laws, rules or regulations, including in particular by reason of federal securities law requirements in connection with Bulldog’s Schedule 13D filing requirements. Each of the parties acknowledges that the U.S. securities laws generally prohibit any person who has received from an issuer material, non-public information concerning such issuer from purchasing or selling securities of such issuer and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

13. Miscellaneous.

(a) Notices. Any notices or other communications required or permitted hereunder will be deemed to have been properly given and delivered if in writing by such party or its legal representative and delivered personally or sent by e-mail or other electronic communication, or by a nationally recognized overnight courier service guaranteeing overnight delivery, addressed as follows:

If to a Bulldog Party:	Bulldog Investors, LLC

Park 80 West – Plaza Two

250 Pehle Avenue, Suite 708

Saddle Brook, NJ 07663

Attn: Phillip Goldstein

E-mail: PGoldstein@bulldoginvestors.com

If to a Fund Party:	Putnam Investment Management, LLC

One Post Office Square

Boston, Massachusetts 02109

Attn: Robert Burns

E-mail: Robert_Burns@putnam.com

(b) No Assignment; Binding Effect; Third Party Beneficiary. No party shall assign this Agreement or its rights hereunder without the express written consent of the other parties. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. Each of the Released Fund Parties and each of the Released Bulldog Parties are express third party beneficiaries of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

(c) Agreement Separable. In the event that any one or more of the provisions of this Agreement shall for any reasons be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision or provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the economic effect and intent of the parties underlying the invalid, illegal or unenforceable provision or provisions. This Agreement will not be binding on the parties unless and until it is approved on behalf of the Fund by action of its Board of Trustees.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which will, for all purposes, be deemed to be an original. Facsimile or electronic signatures shall have the same force and effect as executed originals.

(e) Governing Law. The validity of this Agreement, the construction and enforcement of its terms, and the interpretations of the rights and duties of the parties shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law rules. The parties hereto agree that the proper forum for any legal controversy arising in connection with this Agreement shall be a state or federal court in Boston, Massachusetts, and the parties hereby consent to the exclusive jurisdiction of such court for such purposes. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any suit, action or proceeding arising under this Agreement.

(f) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and there are no other covenants, agreements, promises, terms and provisions, conditions, undertakings or understandings, either oral or written, between them other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to, or waiver of any provision of, this Agreement shall be binding upon the parties unless in writing and signed by all of the parties.

(g) Further Assurances. Each party covenants, on behalf of itself and its successors and assigns, to take all actions and do all things, and to promptly and duly execute, acknowledge and deliver any and all such further instruments and documents necessary or proper to achieve the purposes and objectives of this Agreement.

(h) Massachusetts Business Trust Matters. A copy of the Amended and Restated Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of the Fund under this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund individually, but are binding only upon the assets and property of the Fund.

(i) Bulldog Investors’ Representations. The names of the Bulldog Accounts are set forth in Appendix B to this Agreement. Bulldog Investors represents to the Fund Parties that it or its affiliates have the authority from the Bulldog Accounts to agree on each such party’s behalf to take action, or prevent action from being taken, as provided herein, including Section 4, 5, 6 and 9 of this Agreement. Bulldog Investors represents that the Bulldog Accounts and Messrs. Goldstein, Dakos and Samuels own all of the Bulldog Fund Shares.

(j) Fund Parties’ Representation. Each Fund Party, on behalf of itself and not on behalf of any other Fund Party, represents to the Bulldog Parties that to its knowledge the Fund is in compliance with all applicable laws and regulations to which it is subject in all material respects, except as to any non-compliance which would not have a material adverse effect on the Fund. Each Fund Party, on behalf of itself and not on behalf of any other Fund Party, represents to the Bulldog Parties that, to its knowledge, no investigation, review or legal proceeding with respect to the Fund by any governmental authority with jurisdiction over the Fund in relation to any actual or alleged violation of applicable law or regulation is pending or, to the knowledge of such Fund Party, threatened, nor has the Fund received any notice from any governmental authority with jurisdiction over the Fund alleging any violation or noncompliance with any applicable law or regulation.

(k) Relationship Among the Parties. Each of the Fund Parties is entering into this Agreement on its own behalf and any breach of this Agreement by a Fund Party shall not be a breach of any other Fund Party and shall not impact the rights or benefits of any other Fund Party under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, and each party represents and acknowledges that it possesses the requisite authority to execute this Agreement.

Putnam High Income Securities Fund

/s/ Jonathan S. Horwitz

By:	Jonathan S. Horwitz

Date:	6/26/18

Putnam Investment Management, LLC

By:

Date:

Bulldog Investors, LLC

By:

Date:

Phillip Goldstein

Date:

Rajeev Das

Date:

Andrew Dakos

Date:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, and each party represents and acknowledges that it possesses the requisite authority to execute this Agreement.

Putnam High Income Securities Fund

By:

Date:

Putnam Investment Management, LLC

/s/ Robert T. Burns

By:

Date:

Bulldog Investors, LLC

By:

Date:

Phillip Goldstein

Date:

Rajeev Das

Date:

Andrew Dakos

Date:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, and each party represents and acknowledges that it possesses the requisite authority to execute this Agreement.

Putnam High Income Securities Fund

By:

Date:

Putnam Investment Management, LLC

By:

Date:

Bulldog Investors, LLC

/s/ Phillip Goldstein

By:	Phillip Goldstein, Member

Date:	6/26/18

Phillip Goldstein

/s/ Phillip Goldstein

Date:

Rajeev Das

/s/ Rajeev Das

Date:	6/26/18

Andrew Dakos

/s/ Andrew Dakos

Date:	6/26/18

Richard Dayan

/s/ Richard Dayan

Date:	6/26/18

Gerald Hellerman

Date:

Ben Harris

Date:

Moritz Sell

Date:

Opportunity Partners, LP

Calapasas West Partners, LP

Full Value Partners, LP

MCM Opportunity Partners, LP

Full Value Special Situations Fund, LP

Opportunity Income Plus, LP

By:	Full Value Advisors, LLC

(General Partner for Calapasas West Partners, LP, Full Value Partners, LP and MCM Opportunity Partners, LP)

Full Value Special Situations Fund GP, LLC

(General Partner for Full Value Special Situations Fund, LP)

Kimball & Winthrop, LLC

(General Partner for Opportunity Partners, LP)

SPAR Advisors, LLC

(General Partner for Opportunity Income Plus, LP)

By:	Phillip Goldstein
Title:	Manager of each of the foregoing General Partners
Date:

Date:

Andrew Dakos

Date:

Richard Dayan

Date:

Gerald Hellerman

/s/ Gerald Hellerman

Date:	6/26/18

Ben Harris

Date:

Moritz Sell

Date:

Richard Dayan

Date:

Gerald Hellerman

Date:

Ben Harris

/s/ Ben Harris

Date:

Moritz Sell

Date:

Opportunity Partners, LP

Calapasas West Partners, LP

Full Value Partners, LP

MCM Opportunity Partners, LP

Full Value Special Situations Fund, LP

Opportunity Income Plus, LP

By:	Full Value Advisors, LLC

(General Partner for Calapasas West Partners, LP, Full Value Partners, LP and MCM Opportunity Partners, LP)

Full Value Special Situations Fund GP, LLC

(General Partner for Full Value Special Situations Fund, LP)

Kimball & Winthrop, LLC

(General Partner for Opportunity Partners, LP)

SPAR Advisors, LLC

(General Partner for Opportunity Income Plus, LP)

By:	Phillip Goldstein
Title:	Manager of each of the foregoing General Partners
Date:

Richard Dayan

Date:

Gerald Hellerman

Date:

Ben Harris

Date:

Moritz Sell

/s/ Moritz Sell

Date:	26 June 2018

Opportunity Partners, LP

Calapasas West Partners, LP

Full Value Partners, LP

MCM Opportunity Partners, LP

Full Value Special Situations Fund, LP

Opportunity Income Plus, LP

By:	Full Value Advisors, LLC

(General Partner for Calapasas West Partners, LP, Full Value Partners, LP and MCM Opportunity Partners, LP)

Full Value Special Situations Fund GP, LLC

(General Partner for Full Value Special Situations Fund, LP)

Kimball & Winthrop, LLC

(General Partner for Opportunity Partners, LP)

SPAR Advisors, LLC

(General Partner for Opportunity Income Plus, LP)

By:	Phillip Goldstein
Title:	Manager of each of the foregoing General Partners
Date:

Richard Dayan

Date:

Gerald Hellerman

Date:

Ben Harris

Date:

Moritz Sell

Date:

Opportunity Partners, LP

Calapasas West Partners, LP

Full Value Partners, LP

MCM Opportunity Partners, LP

Full Value Special Situations Fund, LP

Opportunity Income Plus, LP

By:	Full Value Advisors, LLC

(General Partner for Calapasas West Partners, LP, Full Value Partners, LP and MCM Opportunity Partners, LP)

Full Value Special Situations Fund GP, LLC

(General Partner for Full Value Special Situations Fund, LP)

Kimball & Winthrop, LLC

(General Partner for Opportunity Partners, LP)

SPAR Advisors, LLC

(General Partner for Opportunity Income Plus, LP)

/s/ Phillip Goldstein
By:	Phillip Goldstein
Title:	Manager of each of the foregoing General Partners
Date:	6/26/18

Steven Samuels

/s/ Steven Samuels

Date:	6/26/18

APPENDIX A

Bulldog Private Funds

Opportunity Partners, LP

Calapasas West Partners, LP

Full Value Special Situations Fund, LP

Full Value Partners, LP

Opportunity Income Plus, LP

MCM Opportunity Partners, LP

APPENDIX B

Amount of Fund Shares Held by Bulldog Accounts and the Bulldog Parties

Name of Client	Number of Shares Held

Opportunity Partners, LP	379,004
Calapasas West Partners, LP	140,321
Full Value Special Situations Fund, LP	43,294
Full Value Partners, LP	374,317
Opportunity Income Plus, LP	90,422
MCM Opportunity Partners, LP	65,427
Steady Gain Partners, LP	285,882
Mercury Partners, LP	178,754
Special Opportunities Fund, Inc.	397,476
Separately-Managed Account Client A	4,007
Separately-Managed Account Client B	1,250
Separately-Managed Account Client C	1,003
Separately-Managed Account Client D	1,178
Phillip Goldstein (including family and charitable foundation)	22,013
Andrew Dakos	933
Steven Samuels	3,123
Record Shares	212

Total:	1,988,616